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                                                                     EXHIBIT 1.1

                           PLACEMENT AGENCY AGREEMENT

February 13, 2004
Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

        INTRODUCTORY. AVANT Immunotherapeutics, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions herein, to issue and sell an aggregate of up to 8,965,000 shares (the "Shares" or "Securities") of its common stock, $0.001 par value per share (the "Common Stock"), directly to various institutional investors (collectively, the "Investors").

        The Company hereby confirms its agreement with the Placement Agents as follows:

SECTION 1.     AGREEMENT TO ACT AS PLACEMENT AGENTS.

        (a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement between the Company, Roth Capital Partners, LLC ("Roth Capital") and William Blair & Company, L.L.C., ("William Blair"), Roth Capital and William Blair shall be the Company's exclusive placement agents (in such capacity, the "Placement Agents"), on a commercially reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities in a proposed takedown from shelf Registration Statement No. 333-109583, or other registration statement(s) filed or to be filed to accomplish the takedown (collectively the "Registration Statement"), with the terms of the offering to be subject to market conditions and negotiations between the Company, the Placement Agents and the prospective Investors (such takedown shall be referred to herein as the "Offering"). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the Offering, on the Closing Date (as defined below) of the Offering, the Company shall pay to the Placement Agents an amount negotiated in connection with the Offering. In connection with the Offering, the parties will enter into a pricing agreement in the form attached hereto as EXHIBIT A ("Pricing Agreement"), which shall be deemed a part of this Agreement and which shall set forth the terms of the Offering, including the compensation to be paid to the Placement Agents for services rendered in connection therewith.

        This Agreement shall not give rise to any commitment by the Placement Agents to purchase any of the Securities, and the Placement Agents shall have no authority to bind the Company. The Placement Agents shall act on a commercially reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the prospective Offering. The Company shall be under no obligation to agree to any of the proposed terms of the Offering. The Company acknowledges that any advice given to the Company is solely for benefit and use of the Board of Directors of the Company and may not be used, reproduced, disseminated, quoted or referred to, without the Placement Agents' prior written consent. The Placement Agents may retain other brokers or dealers to act as sub-agents on their behalf in connection with the Offering.

        The term of the Placement Agents' exclusive engagement will be 15 days; however, either party may terminate the engagement at any time upon 5 days written notice to the other party. Upon termination, the Placement Agents will be entitled to collect all fees earned and expenses incurred through the date of termination, and the amounts described in the next sentence, if applicable. If the Placement

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Agents' exclusive engagement is terminated prior to the expiration of the 15 day period beginning on the date hereof (the "Exclusive Term") for reasons other than termination of this engagement by the Placement Agents, any person to whom Placement Agents introduced the Company, or with which we have discussions or negotiations about an investment in the Company during the term of this Agreement, purchases securities from the Company (other than through an underwritten public offering) during the six months following termination of this Agreement, the Company agrees to pay to Placement Agents upon the closing of such transaction a cash fee in the amount that would otherwise have been payable to the Placement Agents had such transaction occurred during the term. Nothing in this Agreement shall be construed to limit the ability of the Placement Agents or their affiliates to pursue, investigate, analyze, invest in, or engage in investment banking, financial advisory or any other business relationship with entities or persons other than the Company.

SECTION 2.     REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY.

        The Company hereby represents, warrants and covenants to the Placement Agents as of the date hereof, and as of the Closing Date of the Offering, as follows:

        (a) SECURITIES LAW FILINGS. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement on such Form S-3 (Registration File No. 333-109583), which became effective November 14, 2003, for the registration under the Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to a placement of the Securities and the plan of distribution thereof and has advised the Placement Agents of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Base Prospectus"; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called a "Prospectus Supplement." Any reference herein to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the "Incorporated Documents") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Base Prospectus or Prospectus Supplement, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus Supplement, as the case may be.

        (b) NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission.

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        (c)    COMPLIANCE WITH APPLICABLE REGULATIONS. The Registration
Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Base Prospectus and the Prospectus Supplement, as of its respective date, complied (or in the case of the Prospectus Supplement will comply) in all material respects with the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. Each of the Base Prospectus and the Prospectus Supplement, as amended or supplemented, did not (or in the case of the Prospectus Supplement will not) contain as of the effective date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Prospectus Supplement or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agents specifically for use in the Registration Statement or the Prospectus Supplement. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the effective date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.

        (d) REPORTS AND DOCUMENTS, ETC. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

        (e) OFFERING MATERIALS FURNISHED TO THE PLACEMENT AGENTS. The Company has delivered, or will as promptly as practicable deliver, to the Placement Agents complete conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and the Base Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agents reasonably request.

        (f) DISTRIBUTION OF OFFERING MATERIAL. The Company has not distributed and will not distribute, prior to the completion of the distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus and the Prospectus Supplement or the Registration Statement and copies of the documents incorporated by reference therein. For the avoidance of doubt, any other material prepared and distributed solely by the Placement Agents is not deemed to be distributed by the Company for purposes of this paragraph (f).

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        (g)    THE PLACEMENT AGENCY AGREEMENT. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

        (h) AUTHORIZATION OF THE SECURITIES. The Securities have been duly authorized for issuance and sale, and when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

        (i) NO APPLICABLE REGISTRATION OR OTHER SIMILAR RIGHTS. There are no persons with registration, preemptive or other similar rights to have any securities (whether equity, debt or any combination thereof) registered or qualified for sale under the Registration Statement or the Prospectus Supplement or included in the Offering contemplated by this Agreement, except for such rights as have been duly waived or satisfied.

        (j) NO MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE EFFECT. Except as disclosed in the Base Prospectus and in any Prospectus Supplement: (i) there has been no material adverse change or effect, or any development that could reasonably be expected to result in a material adverse change or effect, in the financial condition or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and the significant subsidiaries of the Company, as that term is defined in Rule 1-02(w) of Regulation S-X (the "Significant Subsidiaries") taken as a whole (any such change or effect, where the context so requires, is called a "Material Adverse Change" or a "Material Adverse Effect"); (ii) the Company and the Significant Subsidiaries have not incurred any liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any transaction or agreement not in the ordinary course of business that would reasonably be expected to have a Material Adverse Effect; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of capital stock or repurchase or redemption by the Company of any class of capital stock.

        (k) INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers, LLP ("PWC"), who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes and schedules thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and incorporated by reference in the Base Prospectus or Prospectus Supplement, are independent public or certified public accountants as required by the Act and the Exchange Act.

        (l) PREPARATION OF THE FINANCIAL STATEMENTS. The financial statements filed with the Commission as a part of the Registration Statement or included or incorporated by reference in the Base Prospectus or Prospectus Supplement present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified therein. The supporting exhibits and schedules included in the Registration Statement, if any, present fairly, in all material respects, the information required to be stated therein subject to the normal year-end adjustments which are not expected to be material in amount. The assumptions used in preparing any pro forma financial statements provide a reasonable basis for presenting the significant effects attributable to the transactions or events described therein, the related pro forma adjustments comply, in all material respects, with Regulation G under the Exchange Act and give appropriate effect to the assumptions and the pro forma columns and reconciliations therein reflect the proper application of the adjustments to the corresponding historical financial statements. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles as applied in the United States ("GAAP"), as

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applicable, applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and comply in all material respects with the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder. No other financial statements or supporting schedules or exhibits are required by the Act or the rules and regulations of the Commission thereunder to be included in the Registration Statement, Base Prospectus or the Prospectus Supplement.

        (m) INCORPORATION AND GOOD STANDING. Each of the Company and its Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and other assets and conduct its business as described in the Prospectus Supplement, and is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification or license, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

        (n) CAPITALIZATION AND OTHER CAPITAL STOCK MATTERS. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and in the Prospectus Supplement (other than for issuances after the dates thereof, if any, pursuant to employee benefit plans described in any Prospectus Supplement or upon exercise of outstanding options or warrants described in any Prospectus Supplement). The Securities conform in all material respects to the description thereof contained in the Base Prospectus and the Prospectus Supplement. The outstanding capital stock of the Company, and the outstanding options, warrants, or convertible securities of the Company, are as described in the Base Prospectus and Prospectus Supplement, as of the date such information is presented therein. Since September 30, 2003, the Company has not issued any securities other than Common Stock of the Company pursuant to the exercise of previously outstanding warrants and options, the latter in connection with the Company's employee stock purchase and option plans (the "Plans") and options granted pursuant to the Plans in the ordinary course of business consistent with past practice, in each case as disclosed in the Base Prospectus and the Prospectus Supplement. All the issued and outstanding shares of the capital stock of the Company and the Significant Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance, in all material respects, with federal and state securities laws, as applicable. Except as set forth in the Base Prospectus and the Prospectus Supplement, all of the outstanding warrants or shares of capital stock of the Significant Subsidiaries are owned, directly or indirectly, by the Company. None of the outstanding shares of capital stock of the Company or any Significant Subsidiary were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any Significant Subsidiary other than those described in the Base Prospectus and the Prospectus Supplement and other than options granted pursuant to the Plans in the ordinary course of business consistent with past practice. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options, warrants or other rights granted thereunder, set forth in the Base Prospectus and the Prospectus Supplement accurately and fairly presents, in all material respects, the information required by the Act to be shown with respect to such plans, arrangements, options and rights.

        (o) STOCK EXCHANGE LISTING. The Common Stock (including any shares of Common Stock issued in the Offering) is registered under the Exchange Act and is or will be as of the Closing Date listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq National Market, nor has the Company received any notice from the Commission or Nasdaq indicating information suggesting that the Commission or the Nasdaq National Market is contemplating terminating or suspending such registration

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or listing that has not been withdrawn or superceded, except as disclosed in the
Base Prospectus or in any Prospectus Supplement.

        (p) NO CONSENTS, APPROVALS OR AUTHORIZATIONS REQUIRED. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body or vote of the Company's shareholders is required in connection with the performance by the Company of its obligations under this Agreement or the offering or sale of its Securities hereunder, except such as have been obtained or made or are contemplated by Section 2(a) to be obtained or made.

        (q) NON-CONTRAVENTION OF EXISTING INSTRUMENTS AND AGREEMENTS. Neither the issue and sale of the Securities nor the performance by the Company of its obligations under this Agreement nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or the loss of any benefit under, or give rise to a right of acceleration or any other right, or the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Significant Subsidiary pursuant to: (i) the charter or by-laws of the Company or any Significant Subsidiary; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any Significant Subsidiary is a party or is bound or to which any of its property is subject except as would not reasonably be expected to have a Material Adverse Effect; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any Significant Subsidiary, as the case may be, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary, as the case may be, or any of its property.

        (r) NO DEFAULTS OR VIOLATIONS. None of the Company or the Significant Subsidiaries is in violation or default of: (i) any provision of its charter or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is bound or to which any of its property is subject; or (iii) any foreign, federal, state or local statute, law or rule applicable to the Company or Significant Subsidiary, as the case may be, or any regulation, judgment, order or decree of any court, governmental body, or agency having jurisdiction over the Company or Significant Subsidiary, as the case may be, or any of its property, as applicable, except in case of clause (ii) and (iii) any such violation or default which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change not specifically disclosed in the Base Prospectus or any Prospectus Supplement.

        (s) NO ACTIONS, SUITS OR PROCEEDINGS. Except as disclosed in the Base Prospectus or in any Prospectus Supplement, no action, suit or proceeding by or before any foreign, federal, state or local court or governmental agency, authority or body or any arbitrator involving the Company or any Significant Subsidiary, as the case may be, or any of its property is pending or, to the knowledge of the Company, threatened that if adversely determined: (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Change.

        (t) ALL NECESSARY PERMITS, ETC. To its knowledge, each of the Company and the Significant Subsidiaries possesses such valid and current certificates, authorizations and permits issued by the appropriate foreign, federal, state or local regulatory agencies or bodies necessary to conduct its business as currently conducted, except to the extent that the failure to obtain such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

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        (u)    TITLE TO PROPERTIES. Except as disclosed in the Base Prospectus or in any Prospectus Supplement, the Company and the Significant Subsidiaries own or lease all properties necessary to the conduct of its operations as presently conducted in all material respects. The Company and the Significant Subsidiaries own or have valid rights to use the intellectual property assets used in their business, necessary to conduct the business described in the Base Prospectus and the Prospectus Supplement, as presently conducted, in all material respects. Except as disclosed in the Base Prospectus or in any Prospectus Supplement, there is no pending, or to the knowledge of the Company, threatened, action, suit, proceeding or claim by others that the Company infringes any patent, trademark, copyright, trade secret or other proprietary rights of others which would reasonably be expected to have a Material Adverse Effect, and the Company is unaware of any facts which would form a reasonable basis for any such claim.

        (v) TAX LAW COMPLIANCE. Except as disclosed in the Base Prospectus or Prospectus Supplement, each of the Company and the Significant Subsidiaries has filed all necessary foreign, federal, state and local income and franchise Tax returns, except to the extent that the failure to file such Tax returns would not have a Material Adverse Effect, and have paid all Taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect. Adequate charges, accruals and reserves have been made in the applicable financial statements referred to in Section 2(l) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Significant Subsidiary has not been finally determined. Except as disclosed in the Base Prospectus or Prospectus Supplement, neither the Company nor any Significant Subsidiary is aware of any tax deficiency that has been or might reasonably be asserted or threatened against it that could reasonably be expected to result in a Material Adverse Change. For purposes of this Agreement, the terms "Tax" and "Taxes" mean all federal, state, local and foreign taxes, and any other assessments of a similar nature (whether imposed directly or through withholding), including, without limitation, any interest, additions to tax, or penalties applicable thereto. All such Tax returns are true, complete and correct in all material respects.

        (w) NO TRANSFER TAXES OR OTHER FEES. There are no transfer Taxes or other similar fees or charges under United States law or the laws of any state or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

        (x) ACCOUNTING CONTROLS. Each of the Company and the Significant Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains a system of accounting controls sufficient to provide reasonable assurances that:
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, the Act and the Exchange Act and the rules and regulations of the Commission thereunder, and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (y) COMPANY NOT AN "INVESTMENT COMPANY." None of the Company or any Significant Subsidiary is, or immediately after receipt of payment for the Securities will be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). Each of the Company and the Significant Subsidiaries will conduct its business in a manner so that it will not become subject to the Investment Company Act.

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        (z)    INSURANCE. Each of the Company and the Significant Subsidiaries
is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as it has determined are prudent and customary in the business in which it is engaged, including directors and officers liability.

        (aa) LABOR MATTERS. No material labor disturbance by the employees of the Company or any Significant Subsidiary exists or, to the knowledge of the Company or any Significant Subsidiary, is threatened or imminent, and neither the Company nor any Significant Subsidiary is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, contractors or customers that could reasonably be expected to result in a Material Adverse Effect.

        (bb) NO PRICE STABILIZATION OR MANIPULATION. The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Securities.

        (cc) PRIOR STOCK ISSUANCES. All offers and sales of capital stock of the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws.

        (dd) RELATED PARTY TRANSACTIONS. There are no material business relationships or related-party transactions involving the Company or any Significant Subsidiary or any other person required by the Act to be described in the Base Prospectus or any Prospectus Supplement, which have not been described, or incorporated by reference, therein as required.

        (ee) EXHIBITS. Each agreement described in or filed as an exhibit to the Registration Statement, the Base Prospectus and/or the Prospectus Supplement, including all documents incorporated by reference therein, is in full force and effect and is valid and enforceable by the Company or Significant Subsidiary, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally. Except as disclosed in the Base Prospectus or Prospectus Supplement, neither the Company nor any Significant Subsidiary, as the case may be, nor, to the knowledge of the Company or any such Significant Subsidiary, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred that with notice or lapse of time or both would constitute such a default, in any such case where such default or event would have a Material Adverse Effect.

        (ff) BLUE SKY LAWS, NASD MATTERS. The Securities have been or will be qualified for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors determine, or are or will be exempt from the qualification and broker-dealer requirements of such jurisdictions. The Company meets the pre-1992 eligibility requirements for the use of the Registration Statement on Form S-3 contemplated, which requirements include that the Company (i) has a public float of at least $150 million or a public common equity float of between $100 million and $150 million and annual trading volume of at least three million shares and (ii) the Company has been continuously subject to and fulfilled the reporting requirements under the Exchange Act for a period of 36 months.

        (gg) Any certificate signed by an officer of the Company and delivered to the Placement Agents or to counsel for the Placement Agents in connection herewith or in connection with any Offering

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shall be deemed to be a representation and warranty by the Company to the
Placement Agents as to the matters set forth therein.

SECTION 3.     DELIVERY AND PAYMENT.

        On the Closing Date of the Offering, each of the Investors will deposit into an account designated by the Company an amount equal to the price per Security as set forth in the Pricing Agreement. At 10:00 a.m., California time or at such other time on the date of the closing of the takedown (the "Closing") as may be agreed upon by the Company and the Placement Agents (the "Closing Date"), the Company shall (a) deliver certificates in definitive form evidencing the Securities, against payment therefor, to the Investors, which shall be registered in such names and in such denominations as the Placement Agents or the Investors shall request by written notice to the Company; or (b) for Investors who provide the necessary account information to the Company, the Company shall cause such Securities to be issued and delivered into a balance account with The Depository Trust Company through its DWAC System. For the purpose of expedited checking and packaging of the certificates for the Securities, the Company agrees to make such certificates available for inspection at the offices of the Placement Agents at least 24 hours prior to the Closing Date. The Closing shall take place at the Company's principal executive offices or at the offices of the Company's legal counsel. All actions taken at the Closing shall be deemed to have occurred simultaneously.

SECTION 4.     COVENANTS OF THE COMPANY.

        The Company further covenants to and agrees with the Placement Agents as follows:

        (a) REGISTRATION STATEMENT MATTERS. The Company agrees to advise the Placement Agents promptly during the period in which a prospectus is required by law to be delivered by an agent or a dealer in connection with the distribution of Securities contemplated by the Base Prospectus or any Prospectus Supplement (the "Prospectus Delivery Period"), of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus Supplement or any amended Prospectus Supplement has been filed and to furnish the Placement Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise Placement Agents promptly after it receives notices thereof (i) of any request by the Commission to amend the Registration Statement or to amend or supplement the Prospectus Supplement or for additional information and (ii) of the issuance by the Commission, of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any order directed at any Incorporated Document or any amendment or supplement thereto or any order preventing or suspending the use of the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto or any post-effective amendment to the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the institution or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus Supplement or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Base Prospectus or Prospectus Supplement or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

        (b) BLUE SKY COMPLIANCE. The Company will cooperate with the Placement Agents and the Investors in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (United States and foreign) as the Placement Agents and the Investors may reasonably request and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, and provided further that the Company shall not be required to produce any new disclosure document other than the Prospectus Supplement. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Placement Agents may reasonably request for distribution of the Securities.

        (c) AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS SUPPLEMENT AND OTHER SECURITIES ACT MATTERS. The Company will comply with the Act and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the Base Prospectus and the Prospectus Supplement. If during the Prospectus Delivery Period any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents or counsel for the Placement Agents, it becomes necessary to amend or supplement the Base Prospectus or any Prospectus Supplement in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus Supplement is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Base Prospectus or any Prospectus Supplement to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agents and to dealers, an appropriate amendment to the Registration Statement or supplement to the Base Prospectus or any Prospectus Supplement so that the Prospectus Supplement as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Base Prospectus or any Prospectus Supplement will comply with such law. Before amending the Registration Statement or supplementing the Base Prospectus in connection with the Offering, the Company will furnish the Placement Agents with a copy of such proposed amendment or supplement and will not file such amendment or supplement to which the Placement Agents reasonably and promptly objects.

        (d) COPIES OF ANY AMENDMENTS AND SUPPLEMENTS TO THE PROSPECTUS SUPPLEMENT. The Company agrees to furnish the Placement Agents, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date of the Offering or such date that is, in the opinion of counsel for the Placement Agents, the end of the Prospectus Delivery Period, as many copies of the Base Prospectus and Prospectus Supplement and any amendments and supplements thereto (including any Incorporated Documents) as the Placement Agents may reasonably request.

        (e) USE OF PROCEEDS. The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Prospectus Supplement.

        (f) TRANSFER AGENT. The Company shall engage and maintain, at its expense, a registrar and transfer agent for its Common Stock.

        (g) EARNINGS STATEMENT. As soon as practicable and in accordance with applicable requirements under the Act, but in any event not later than 18 months after the Closing Date of the Offering, the Company will make generally available to its security holders and to the Placement Agents an earnings statement, covering a period of at least 12 consecutive months beginning after the Closing Date, that satisfies the provisions of Section 11(a) and Rule 158 under the Act.

        (h) PERIODIC REPORTING OBLIGATIONS. During the Prospectus Delivery Period, the Company shall duly file, on a timely basis, with the Commission and the Nasdaq National Market all reports and documents required to be filed under the Exchange Act within the time periods and in the manner required by the Exchange Act.

        (i) ADDITIONAL DOCUMENTS. The Company will enter into any subscription, purchase or other customary agreements as the Placement Agents or the Investors deem necessary or appropriate to consummate the Offering, all of which will be in form and substance acceptable to the Placement Agents, the Investors and the Company. The Company agrees that the Placement Agents may rely upon, and is a third party beneficiary of, the representation and warranties, and applicable covenants, set forth in any such purchase, subscription or other agreement with Investors in the Offering.

SECTION 5.     CONDITIONS OF THE OBLIGATIONS OF THE PLACEMENT AGENTS.

        The obligations of the Placement Agents hereunder shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company set forth in Section 2 as of the date hereof and as of the Closing Date of the Offering as though then made, to the timely performance by the Company of its covenants and other obligations hereunder on and as of such dates, and to each of the following additional conditions:

        (a) COMPLIANCE WITH REGISTRATION REQUIREMENTS; NO STOP ORDERS. The Prospectus Supplement shall have been duly filed with the Commission in accordance with Rule 424(b); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Prospectus Supplement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange; all requests for additional information on the part of the Commission shall have been complied with.

        (b) CORPORATE PROCEEDINGS. All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement and the Prospectus Supplement, and the registration, authorization, issue, sale and delivery of the Securities, shall have been reasonably satisfactory to the Placement Agents' counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 5.

        (c) NO MATERIAL ADVERSE CHANGE OR MATERIAL ADVERSE EFFECT. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any Material Adverse Change or Material Adverse Effect, which, in the Placement Agents' reasonable judgment, makes it impracticable or inadvisable to proceed with the public offering of the Securities on the terms and in the manner contemplated by the applicable Prospectus Supplement.

        (d) OPINION OF COUNSEL FOR THE COMPANY. The Placement Agents shall have received on the Closing Date of the Offering, and the Company shall cause to be delivered to the Placement Agents, an opinion substantially in the form of "Exhibit B" attached hereto, of legal counsel to the Company, dated the Closing Date, addressed to the Placement Agents.

        (e) ACCOUNTANTS' COMFORT LETTER. The Placement Agents shall have received on the Closing Date and the Company shall cause to be delivered to the Placement Agents, a letter from PWC (or the

Company's then current independent auditors), addressed to the Placement Agents, dated as of the Closing Date, in a form acceptable the Placement Agents. The letter shall not disclose any change in the financial condition, earnings, operations or business of the Company from that set forth in the Registration Statement or the Prospectus Supplement, which, in the Placement Agents' sole judgment, is material and adverse and that makes it, the Placement Agents' sole judgment, impracticable or inadvisable to proceed with the Offering of the Securities as contemplated by such Prospectus Supplement.

        (f) OFFICERS' CERTIFICATE. The Placement Agents shall have received on the Closing Date a certificate of the Company, dated as of the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company's knowledge, threatened under the Act; no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States;

               (iii) As to the Registration Statement, the Base Prospectus and the Prospectus Supplement and any amendments or supplements thereto, and the Incorporated Documents, when such documents became effective or were filed with the Commission and as of the date hereof, each contained or contains all material information required to be included therein by the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and in all material respects conformed or conforms to the requirements of the Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, as the case may be, and the Registration Statement, the Base Prospectus and the Prospectus Supplement, and any amendments or supplements thereto, did not and do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that the preceding representations and warranties contained in this paragraph (iii) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Placement Agents expressly for use therein) and, since the effective date of the Registration Statement, there has occurred no event required by the Act and the rules and regulations of the Commission thereunder to be set forth in an amended or supplemented Prospectus which has not been so set forth;

               (iv) Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus Supplement, there has not been: (a) any Material Adverse Change; (b) any transaction that is material to the Company and the Significant Subsidiaries taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company and the

        Significant Subsidiaries taken as a whole, incurred by the Company or any Significant Subsidiary, except obligations incurred in the ordinary course of business; (d) any material change in the capital stock (except changes thereto resulting from the exercise of outstanding stock options or warrants) or outstanding indebtedness of the Company or any Significant Subsidiary; (e) any undisclosed dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or
        (f) any loss or damage (whether or not insured) to the property of the Company or any Significant Subsidiary which has been sustained or will have been sustained which has a Material Adverse Effect.

               (v) The numbers and percentages contained in the Registration Statement, Base Prospectus, the Prospectus Supplement, the Company's Form 10-K for the fiscal year ended December 31, 2002, the Company's quarterly report on Form 10-Q for the three month and nine month period ended September 30, 2003, and the Company's Proxy Statement dated April 2, 2003, are true and correct in all material respects.

        (g) STOCK EXCHANGE LISTING. The Common Stock (including any shares of Common Stock issued in the Offering) is registered under the Exchange Act and is or will as of the Closing Date be listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq National Market, nor has the Company received any notice from the Commission or Nasdaq indicating that the Commission or the Nasdaq National Market is contemplated terminating such registration or listing that has not been withdrawn or superceded, except as disclosed in the Base Prospectus or Prospectus Supplement.

        (h) COMPLIANCE WITH PROSPECTUS DELIVERY REQUIREMENTS. The Company shall have complied with the provisions of Sections 2(e) and (f) and 4 (a), (c) and (d) with respect to the furnishing of Prospectus Supplements.

        (i) ADDITIONAL DOCUMENTS. On or before the Closing Date, the Placement Agents and counsel for the Placement Agents shall have received such information and documents as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

SECTION 6.     PAYMENT OF EXPENSES.

        The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation: (i) all expenses incurred by the Company incident to the issuance, delivery and qualification of the Securities (including all printing and engraving costs);
(ii) all fees and expenses of the registrar and transfer agent of the Common Stock; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities; (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred by the Company in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Base Prospectus and the Prospectus Supplement, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys' fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the filing fees incident to any review and approval by the NASD of the Placement Agents' participation in the offering and distribution of the

Securities; (viii) the fees and expenses associated with including the Securities on the Nasdaq National Market; (ix) all costs and expenses incident to the travel and accommodation of the Company's employees on the "roadshow," if any; and (x) all other fees, costs and expenses referred to in Part II of the Registration Statement.

SECTION 7.     REIMBURSEMENT OF PLACEMENT AGENTS' EXPENSES.

        Whether or not this Agreement is terminated, and whether or not the sale to the Investors of the Securities on the Closing Date is consummated, the Company agrees to reimburse the Placement Agents, upon demand, for the following out-of-pocket expenses that shall have been reasonably incurred by the Placement Agents in connection with the proposed purchase and the offering and sale of the
Securities: reasonable attorney's fees and expenses, printing expenses, travel and accommodation expenses, postage, facsimile and telephone charges; provided that the Company will not be required to pay in excess of $20,000 in the aggregate to reimburse the Placement Agents hereunder.

SECTION 8.     INDEMNIFICATION AND CONTRIBUTION.

        (a) INDEMNIFICATION OF THE PLACEMENT AGENTS. The Company agrees (x) to indemnify and hold harmless each of the Placement Agents, their respective officers and employees, and each person, if any, who controls each such Placement Agent within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which each such Placement Agents or such controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
(ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (v) any act or failure to act or any alleged act or failure to act by any other placement agents or underwriters in connection with, or relating in any manner to, any Offering under the Registration Statement in which no Placement Agent does or did participate, provided that the Company shall not be liable to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted from any such acts or failures to act undertaken or omitted to be taken by a Placement Agent through its bad faith, willful misconduct or gross negligence; and (y) to reimburse any such Placement Agent and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by such Placement Agent) as such expenses are reasonably incurred by such Placement Agent or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Placement Agent expressly for use in the Registration Statement, the Base Prospectus or the Prospectus Supplement (or any amendment or supplement thereto).

        (b) INDEMNIFICATION OF THE COMPANY, ITS DIRECTORS AND OFFICERS. Each of the Placement Agents agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, controlling person may become subject, under the Act, the Exchange Act, or other federal, state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Placement Agents), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Prospectus Supplement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Placement Agents expressly for use therein and to reimburse the Company, or any such director, officer, controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that a Placement Agent may otherwise have.

        (c) INFORMATION PROVIDED BY THE PLACEMENT AGENTS. The Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, hereby acknowledges that the only information that a Placement Agent will furnish to the Company expressly for use in any Prospectus Supplement (or any amendment or supplement thereto) are the statements regarding such Placement Agent set forth under the caption "Plan of Distribution" in the Prospectus Supplement.

        (d) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability, which it may have to any indemnified party for contribution to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless: (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

        (e) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes: (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (f)    CONTRIBUTION. If the indemnification provided for in this
Section 8 is for any reason held unenforceable in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) then each indemnifying party shall contribute to the aggregate amount paid or payable by an indemnified party under Section 8(a) or 8(b) above in such proportion as is appropriate to reflect the relative benefits received by such party on the one hand and a Placement Agent on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party on the one hand and a Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the "control" stockholders on the one hand or a Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and each of the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 8(f) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 8(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f): (i) no Placement Agent shall be required to contribute any amount in excess of the amount of the placement agency fees actually received by such Placement Agent pursuant to the Offering at issue; and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        (g) TIMING OF ANY PAYMENTS OF INDEMNIFICATION. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than forty-five
(45) days of invoice to the indemnifying party (subject to receipt of an undertaking to repay such amounts if an indemnified party is ultimately found not to be eligible for indemnification hereunder).

        (h) SURVIVAL. Section 6 (Payment of Expenses), Section 7 (Reimbursement of Placement Agents's Expenses), Section 8 (Indemnification and Contribution) and Section 9 (Representations and Indemnities to Survive Delivery) shall remain operative and in full force and effect, regardless of:
(i) any investigation made by or on behalf of the Placement Agents or any person controlling such Placement Agents, the Company, its directors or officers or any persons controlling the Company; (ii) acceptance of any Securities and payment therefor hereunder; and (iii) any termination of this Agreement. A successor to the Placement Agents, or to the Company, its directors or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

        (i) ACKNOWLEDGEMENTS OF PARTIES. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this
Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and the Prospectus Supplement as required by the Act and the Exchange Act.

SECTION 9.     REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

        The respective indemnities, agreements, representations, warranties and other statements of the Company or any person controlling the Company, of its officers, and of the Placement Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 10.    NOTICES.

        All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Placement Agents:

Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, California 92660
Facsimile:  (949) 720-7223
Attention:  Managing Director

With a copy to

Snell & Wilmer L.L.P.
One Arizona Center

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Phoenix, Arizona 85004
Facsimile:  (602) 382-6070
Attention:  Steven D. Pidgeon

William Blair & Company, L.L.C.
222 West Adams
Chicago, IL 60606
Facsimile:  312-368-9418
Attention:  Kelly Martin

AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, MA 02194-2725
Facsimile:  (781) 433-3191
Attention:  Una S. Ryan, PhD

With a copy to:

Goodwin Procter LLP
53 State Street, 24th Floor
Boston, MA 02109-2881
Facsimile:  (617) 523-1231
Attention:  Ettore Santucci

        Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 11.    SUCCESSORS.

        This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder.

SECTION 12.    PARTIAL UNENFORCEABILITY.

        The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 13.    GOVERNING LAW PROVISIONS.

        (a) GOVERNING LAW. This agreement shall be governed by and construed in accordance with the internal laws of the state of California applicable to agreements made and to be performed in such state.

        (b) CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in Orange County, California (collectively, the

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"Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 14.    GENERAL PROVISIONS.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

         [The remainder of this page has been intentionally left blank.]
                            [Signature Page Follows]

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        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                 Very truly yours,

                                 AVANT IMMUNOTHERAPEUTICS, INC.

                                 By:/s/ Una S. Ryan
                                    ------------------------------------------
                                    Name:  Una S. Ryan, PhD
                                    Title: President & Chief Executive Officer


        The foregoing Placement Agency Agreement is hereby confirmed and accepted by the Placement Agents as of the date first above written.

ROTH CAPITAL PARTNERS LLC

By: /s/ John M. Dalfonsi
    ------------------------
    Name: John M. Dalfonsi
    Title: Managing Partner


WILLIAM BLAIR & COMPANY, LLC

By: /s/ Kelly Martin
    ------------------------
    Name: Kelly Martin
    Title: Principal

                 (SIGNATURE PAGE TO PLACEMENT AGENCY AGREEMENT)

                                    EXHIBIT A

                                PRICING AGREEMENT

                                    (OMITTED)

                                    EXHIBIT B

                                 FORM OF OPINION

                                    (OMITTED)